UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
August 6, 2018

PETROQUEST ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State of Incorporation) 400 E. Kaliste Saloom Rd., Suite 6000 Lafayette, Louisiana (Address of principal executive offices)	72-1440714 (I.R.S. Employer Identification No.) 70508 (Zip code)

Commission File Number: 001-32681

Registrant’s telephone number, including area code: (337) 232-7028

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange
Act. ☐

Item 2.02 Results of Operations and Financial Condition
On August 6, 2018, PetroQuest Energy, Inc. (the "Company") announced a loss to common stockholders for the quarter ended June 30, 2018 of $2,611,000, or $0.10 per share, compared to second quarter 2017 loss to common stockholders of $3,385,000, or $0.16 per share. For the first six months of 2018, the Company reported a loss of $4,823,000, or $0.19 per share, compared to a loss of $8,303,000, or $0.39 per share, for the 2017 period.
Net cash flow provided by (used in) operating activities totaled $(7,999,000) and $281,000 during the second quarters of 2018 and 2017, respectively. Discretionary cash flow for the second quarter of 2018 was $5,183,000, as compared to $11,384,000 for the comparable 2017 period. Net cash flow provided by (used in) operating activities totaled $(2,919,000) and $13,694,000 during the first six months of 2018 and 2017, respectively. For the first six months of 2018, discretionary cash flow was $14,577,000, as compared to $20,590,000 for the first six months of 2017. See the attached schedule for a reconciliation of net cash flow provided by (used in) operating activities to discretionary cash flow.
Production for the second quarter of 2018 was 5.6 Bcfe (61.5 MMcfe/d), compared to 6.3 Bcfe (69.5 MMcfe/d) for the comparable period of 2017. The decrease in production during the second quarter 2018 period is due primarily to the sale of our Gulf of Mexico assets in January 2018 and normal production declines at our legacy Gulf Coast and East Texas fields.
For the first six months of 2018, production was 11.7 Bcfe (64.6 MMcfe/d), compared to 11.5 Bcfe (63.8 MMcfe/d) for the comparable period of 2017.
Stated on an Mcfe basis, unit prices including the effects of hedges for the second quarter of 2018 were $3.85 per Mcfe, as compared to $3.83 per Mcfe in the second quarter of 2017. For the first six months of 2018, unit prices including the effects of hedges were $3.97 per Mcfe, as compared to $3.90 per Mcfe for the first six months of 2017.
Oil and gas sales during the second quarter of 2018 were $21,561,000, as compared to $24,251,000 in the second quarter of 2017. For the first six months of 2018, oil and gas sales were $46,478,000 as compared to $45,023,000 for the first six months of 2017.
Lease operating expenses (“LOE”) for the second quarter of 2018 decreased to $4,972,000, as compared to $7,113,000 in the second quarter of 2017. On a per unit basis LOE per Mcfe was $0.89 for the second quarter of 2018, as compared to $1.12 in the second quarter of 2017. Lease operating expenses for the first six months of 2018 decreased to $12,012,000, as compared to $14,189,000 in the first six months of 2017. For the first six months of 2018, per unit lease operating expenses were $1.03 per Mcfe compared to $1.23 per Mcfe in the first six months of 2017. The decreases in per unit lease operating expenses for the 2018 periods are primarily a result of the divestiture of the Company's Gulf of Mexico assets in January 2018 which had a higher per unit rate as compared to the Company's onshore properties.

Depreciation, depletion and amortization (“DD&A”) on oil and gas properties for the second quarter of 2018 was $1.06 per Mcfe, as compared to $1.07 per Mcfe in the second quarter of 2017. For the first six months of 2018, DD&A on oil and gas properties was $1.06 per Mcfe compared to $1.10 per Mcfe for the comparable period of 2017.
Interest expense for the second quarter of 2018 was $7,636,000, as compared to $7,147,000 in the second quarter of 2017. During the three month period ended June 30, 2018, capitalized interest totaled $436,000, as compared to $403,000 during the 2017 period. For the first six months of 2018, interest expense was $15,117,000, compared to $14,405,000 for the comparable period of 2017. During the six month period ended June 30, 2018, capitalized interest totaled $857,000, as compared to $708,000 during the 2017 period.
Production taxes for the second quarter of 2018 totaled $334,000, as compared to $570,000 in the second quarter of 2017. For the first six months of 2018, production taxes totaled $1,561,000, as compared to $878,000 for the comparable period of 2017. Production taxes for the second quarter of 2018 included a refund of $681,000 related to the Company's Cotton Valley assets. The increase in production taxes during the six month 2018 period was primarily the result of the expiration of a two-year severance tax exemption on the Company's Thunder Bayou well in June 2017.

General and administrative expenses during the quarter and six months ended June 30, 2018 totaled $4,004,000 and $7,304,000, respectively, as compared to $4,314,000 and $7,467,000 during the comparable 2017 periods. Capitalized general and administrative expenses during the quarter and six months ended June 30, 2018 totaled $1,636,000 and $3,066,000, respectively, as compared to capitalized expenses of $2,010,000 and $3,344,000, respectively, during the comparable 2017 periods.

The following table sets forth certain information with respect to the oil and gas operations of the Company for the three and six month periods ended June 30, 2018 and 2017:

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Production:
Oil (Bbls)	84,879	147,723	185,054	280,401
Gas (Mcf)	4,186,629	4,357,390	8,790,650	7,882,356
Ngl (Mcfe)	901,151	1,080,100	1,798,254	1,984,306
Total Production (Mcfe)	5,597,054	6,323,828	11,699,228	11,549,068
Avg.Daily Production(MMcfe/d)	61.5	69.5	64.6	63.8
Sales:
Total oil sales	$5,659,813	$7,299,518	$11,981,670	$14,170,927
Total gas sales	11,825,143	13,750,945	26,709,256	24,413,287
Total ngl sales	4,076,079	3,200,165	7,787,554	6,438,711
Total oil and gas sales	$21,561,035	$24,250,628	$46,478,480	$45,022,925
Average sales prices:
Oil (per Bbl)	$66.68	$49.41	$64.75	$50.54
Gas (per Mcf)	2.82	3.16	3.04	3.10
Ngl (per Mcfe)	4.52	2.96	4.33	3.24
Per Mcfe	3.85	3.83	3.97	3.90
The above sales and average sales prices include increases (decreases) to revenues related to the settlement of gas hedges of $0 and $108,000 for the three months ended June 30, 2018 and 2017, respectively.  The above sales and average sales prices include increases (decreases) to revenues related to the settlement of gas hedges of $805,000 and $(214,000) for the six months ended June 30, 2018 and 2017, respectively. The above sales and average sales prices include decreases to revenue related to the settlement of oil hedges of $307,000 and $0 for the three months ended June 30, 2018 and 2017, respectively. The above sales and average sales prices include decreases to revenue related to the settlement of oil hedges of $571,000 and $0 for the six months ended June 30, 2018 and 2017, respectively.

The following provides guidance for the third quarter of 2018:

Guidance for
Description	3rd Quarter 2018

Production volumes (MMcfe/d)	51-55

Percent Gas	75%
Percent Oil	10%
Percent NGL	15%

Expenses:
Lease operating expenses (per Mcfe)	$1.00 - $1.10
Production taxes (per Mcfe)	$0.20 - $0.25
Depreciation, depletion and amortization (per Mcfe)	$1.05 - $1.15
General and administrative (in millions)*	$3.8 - $4.2
Interest expense (in millions)	$7.6 - $7.8

* Includes non-cash share based compensation estimate of approximately $0.1 million

About the Company
PetroQuest Energy, Inc. is an independent energy company engaged in the exploration, development, acquisition and production of oil and natural gas reserves in Texas and Louisiana. PetroQuest’s common stock trades on the OTCQX market under the symbol PQUE.

Forward-Looking Statements
This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  All statements other than statements of historical fact included in this news release are forward-looking statements. Although PetroQuest believes that the expectations reflected in these forward-looking statements are reasonable, these statements are based upon assumptions and anticipated results that are subject to numerous uncertainties and risks. Actual results may vary significantly from those anticipated due to many factors, including our ability to identify, evaluate and complete any alternative or transaction with respect to our capital structure and to refinance or restructure our indebtedness or improve our liquidity position; the impact of the announcement of our review of such alternatives or transactions on our business, including our financial and operating results, or our employees, suppliers and customers; the potential need to seek bankruptcy protection; our indebtedness and the significant amount of cash required to service our indebtedness, including the August 15, 2018 cash interest payment on our second lien senior secured notes due 2021; our estimate of the sufficiency of our existing capital sources, including availability under our multi-draw term loan facility, to fund our exploration and development activities and to service our indebtedness, including the August 15, 2018 cash interest payment on our second lien senior secured notes due 2021; the volatility of oil and natural gas prices; our receipt of a cash refund with respect to our offshore bonds and the timing and amount of the same; our ability to hedge future production to reduce our exposure to price volatility in the current commodity pricing market; our ability to raise additional capital to fund cash requirements for future operations and to service our indebtedness; our ability to fund and execute our Cotton Valley and Austin Chalk development programs as planned; our ability to increase recoveries in the Austin Chalk formation and to increase our overall oil production as planned; our estimates with respect to fracked Austin Chalk wells in Louisiana, including production, EURs and costs; our estimates with respect to production, reserve replacement ratio and finding and development costs; our responsibility for offshore decommissioning liabilities for offshore interests we no longer own; our ability to find, develop and produce oil and natural gas reserves that are economically recoverable and to replace reserves and sustain and/or increase production;

ceiling test write-downs resulting, and that could result in the future, from lower oil and natural gas prices; our ability to fund our capital needs and respond to changing conditions imposed by our multi-draw term loan facility and restrictive debt covenants; approximately 43% of our production being exposed to the additional risk of severe weather, including hurricanes, tropical storms and flooding, and natural disasters; losses and liabilities from uninsured or underinsured drilling and operating activities; changes in laws and governmental regulations as they relate to our operations; the operating hazards attendant to the oil and gas business; the volatility of our common stock price; and the limited trading market for our common stock. In particular, careful consideration should be given to cautionary statements made in the various reports the Company has filed with the SEC. The Company undertakes no duty to update or revise these forward-looking statements. In particular, careful consideration should be given to cautionary statements made in the various reports PetroQuest has filed with the Securities and Exchange Commission. PetroQuest undertakes no duty to update or revise these forward-looking statements.

PETROQUEST ENERGY, INC.
Consolidated Balance Sheets (Amounts in Thousands)

	June 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$5,792	$15,655
Revenue receivable	7,860	15,340
Joint interest billing receivable	2,277	6,597
Other receivable	4,822	7,750
Derivative asset	—	1,174
Deposit for surety bonds	12,300	8,300
Other current assets	1,813	2,125
Total current assets	34,864	56,941
Property and equipment:
Oil and gas properties:
Oil and gas properties, full cost method	1,352,355	1,369,861
Unevaluated oil and gas properties	17,997	21,854
Accumulated depreciation, depletion and amortization	(1,291,462)	(1,285,660)
Oil and gas properties, net	78,890	106,055
Other property and equipment	9,253	9,353
Accumulated depreciation of other property and equipment	(8,947)	(8,843)
Total property and equipment	79,196	106,565
Other assets	792	792
Total assets	$114,852	$164,298
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable to vendors	$6,581	$32,148
Advances from co-owners	613	1,730
Oil and gas revenue payable	9,778	19,344
Accrued interest	11,057	1,724
Asset retirement obligation	877	687
Derivative liability	—	731
Other accrued liabilities	9,865	6,476
Total current liabilities	38,771	62,840
Multi-draw Term Loan	30,808	27,963
10% Senior Secured Notes due 2021	9,744	9,821
10% Senior Secured PIK Notes due 2021	274,591	271,577
Asset retirement obligation	2,301	30,623
Preferred stock dividend payable	12,848	10,278
Other long-term liabilities	36	131
Stockholders’ equity:
Preferred stock, $.001 par value; authorized 5,000 shares; issued and outstanding 1,495 shares	1	1
Common stock, $.001 par value; authorized 150,000 shares; issued and outstanding 25,587 and 25,521 shares, respectively	26	26
Paid-in capital	313,893	313,244
Accumulated other comprehensive income (loss)	(802)	278
Accumulated deficit	(567,365)	(562,484)
Total stockholders’ equity	(254,247)	(248,935)
Total liabilities and stockholders’ equity	$114,852	$164,298

PETROQUEST ENERGY, INC.
Consolidated Statements of Operations
(Amounts in Thousands, Except Per Share Data)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Revenues:
Oil and gas sales	$21,561	$24,251	$46,478	$45,023
Expenses:
Lease operating expenses	4,972	7,113	12,012	14,189
Production taxes	334	570	1,561	878
Depreciation, depletion and amortization	6,023	6,841	12,528	12,958
General and administrative	4,004	4,314	7,304	7,467
Accretion of asset retirement obligation	42	553	240	1,100
Interest expense	7,636	7,147	15,117	14,405
	23,011	26,538	48,762	50,997
Other income:
Other income (expense)	178	(2)	191	52
Derivative expense	(54)	—	(54)	—
	124	(2)	137	52
Loss from operations	(1,326)	(2,289)	(2,147)	(5,922)
Income tax expense (benefit)	—	(189)	106	(189)
Net loss	(1,326)	(2,100)	(2,253)	(5,733)
Preferred stock dividend	1,285	1,285	2,570	2,570
Loss available to common stockholders	$(2,611)	$(3,385)	$(4,823)	$(8,303)
Loss per common share:
Basic
Net loss per share	$(0.10)	$(0.16)	$(0.19)	$(0.39)
Diluted
Net loss per share	$(0.10)	$(0.16)	$(0.19)	$(0.39)
Weighted average number of common shares:
Basic	25,568	21,215	25,554	21,212
Diluted	25,568	21,215	25,554	21,212

PETROQUEST ENERGY, INC.
Consolidated Statements of Cash Flows
(Amounts in Thousands)

	Six Months Ended
	June 30, 2018	June 30, 2017
Cash flows from operating activities:
Net loss	$(2,253)	$(5,733)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Deferred tax expense (benefit)	106	(189)
Depreciation, depletion and amortization	12,528	12,958
Accretion of asset retirement obligation	240	1,100
Share-based compensation expense	593	825
Non-cash interest expense on PIK Notes	2,961	11,179
Amortization costs and other	402	450
Payments to settle asset retirement obligations	(75)	(1,357)
Changes in working capital accounts:
Revenue receivable	7,480	689
Joint interest billing receivable	4,078	2,239
Accounts payable and accrued liabilities	(24,104)	(8,368)
Advances from co-owners	(1,117)	2,215
Deposit for surety bonds	(4,000)	—
Other	242	(2,314)
Net cash (used in) provided by operating activities	(2,919)	13,694
Cash flows used in investing activities:
Investment in oil and gas properties	(9,785)	(21,661)
Investment in other property and equipment	(136)	(37)
Sale of unevaluated oil and gas properties	2,928	—
Sale of oil and gas properties	(2,428)	2,207
Net cash used in investing activities	(9,421)	(19,491)
Cash flows provided by (used in) financing activities:
Net proceeds from share based compensation	43	32
Deferred financing costs	(55)	(125)
Redemption of 2017 Notes	—	(22,650)
Costs incurred to redeem 2021 Notes	(11)	—
Proceeds from borrowings	2,500	20,000
Net cash provided by (used in) financing activities	2,477	(2,743)
Net decrease in cash and cash equivalents	(9,863)	(8,540)
Cash and cash equivalents, beginning of period	15,655	28,312
Cash and cash equivalents, end of period	$5,792	$19,772
Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$3,304	$3,743

PETROQUEST ENERGY, INC.
Non-GAAP Disclosure Reconciliation
(Amounts In Thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2018	2017	2018	2017
Net loss	$(1,326)	$(2,100)	$(2,253)	$(5,733)
Reconciling items:
Deferred tax expense (benefit)	—	(189)	106	(189)
Depreciation, depletion and amortization	6,023	6,841	12,528	12,958
Accretion of asset retirement obligation	42	553	240	1,100
Non-cash share based compensation expense	253	400	593	825
Non-cash PIK Interest	—	5,667	2,961	11,179
Amortization costs and other	191	212	402	450
Discretionary cash flow	5,183	11,384	14,577	20,590
Changes in working capital accounts	(13,110)	(10,148)	(17,421)	(5,539)
Settlement of asset retirement obligations	(72)	(955)	(75)	(1,357)
Net cash flow provided by (used in) operating activities	$(7,999)	$281	$(2,919)	$13,694

Note:
Management believes that discretionary cash flow is relevant and useful information, which is commonly used by analysts, investors and other interested parties in the oil and gas industry as a financial indicator of an oil and gas company’s ability to generate cash used to internally fund exploration and development activities and to service debt. Discretionary cash flow is not a measure of financial performance prepared in accordance with generally accepted accounting principles (“GAAP”) and should not be considered in isolation or as an alternative to net cash flow provided by operating activities. In addition, since discretionary cash flow is not a term defined by GAAP, it might not be comparable to similarly titled measures used by other companies.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 6, 2018
PETROQUEST ENERGY, INC.

/s/ J. Bond Clement
J. Bond Clement
Executive Vice President, Chief Financial Officer and Treasurer